Exhibit 5.3

          [Letterhead of KOZLOV, SEATON, ROMANINI, BROOKS & GREENBERG]

                                November 25, 1997

                        Registration Statement Under The
                       Securities Act of 1933 on Form F-3

Ladies and Gentlemen:

      This opinion is being provided to you by the undersigned, as New Jersey counsel for Sun International Hotels Limited (the "Issuer") and Resorts International Hotel, Inc., a wholly owned subsidiary of the Issuer (the "Guarantor"). We have acted as New Jersey counsel to the Issuer and the Guarantor in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form F-3 (the "Registration Statement"), and the prospectus included therein (the "Prospectus"), relating to
(i) the registration by the Issuer and Sun International North America, Inc. ("SINA"), as joint and several obligors, of $300,000,000 in the aggregate of debt securities (the "Debt Securities") representing unsecured obligations of the Issuer and SINA, (ii) the registration by the Guarantor of a certain guarantee (the "Guarantee") of the Debt Securities and (iii) the registration by certain other guarantors of certain guarantees of the Debt Securities, in each of cases (i) - (iii), to be issued pursuant to a Trust Indenture (the "Indenture") between the Issuer, SINA, the guarantors named therein and a trustee (the "Trustee") to be named in a prospectus supplement relating to the Debt Securities.

      In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Capitalized terms which are used herein and are not otherwise defined herein shall have the meanings set forth in the Registration Statement. Our opinion assumes that the definitive Indenture will be in substantially the form filed as an Exhibit to the Registration Statement.

      We understand that certain legal matters with respect to the legality of the Debt Securities will be passed upon for the Issuers and the guarantors, if any, by General Counsel for the Issuers.
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with respect to matters of United States law, New York law and the General
Corporation law of Delaware, and by other counsel for the Company and certain guarantors with respect to matters of Bahamian law, British Virgin Islands law and Connecticut law. Also, we understand that certain matters will be passed upon for any underwriters or agents by a firm named in the Prospectus Supplement relating to a particular issue of Debt Securities. We express no opinion with respect to such matters.

      Based upon the foregoing, we are of the following opinion:

      1. When the Indenture has been duly authorized, executed and delivered by the Issuer, SINA, the guarantors named therein and the Trustee, and the Guarantee has been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to the Guarantee and in accordance with the Indenture, assuming the terms of the Guarantee have been duly established so as not to violate any applicable law or instrument binding upon the Guarantor and so as to comply with any requirement imposed by any court or governmental body having jurisdiction over the Guarantor and, if necessary, approved by any applicable Gaming Authority, the Guarantee will be validly issued and will constitute a valid and binding obligation of the Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and by general principles of equity.

      The opinions expressed above are limited to the laws of the State of New Jersey. We do not hold ourselves out as experts in and express no opinion as to the laws of any state or jurisdiction other than the laws of the State of New Jersey. Your reliance herein should be guided accordingly.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (and any amendments thereto) and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

      The opinions expressed herein are based upon existing law, which is subject to change and, after the date hereof, we have no obligation to inform you of any such change. This letter, and the opinion expressed herein, is solely for your benefit in connection with the preparation and filing of the Registration Statement and the Prospectus and no other person, except for your successors, shall be entitled to rely upon the opinion herein expressed. This letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

                                Very truly yours,


                                /s/ Kozlov, Seaton, Romanini, Brooks & Greenberg

                                Kozlov, Seaton, Romanini, Brooks & Greenberg